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                                                                   EXHIBIT 21

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                                SUBSIDIARIES OF CONSOLIDATED NATURAL GAS COMPANY
                                ------------------------------------------------
                                                                                                   Percent Voting
                                                                                                     Securities
                                                                                                      Owned by
                                                                        State of                     Immediate
                       Name of Company                                Incorporation                Parent Company
---------------------------------------------------------------       -------------                --------------
CONSOLIDATED NATURAL GAS COMPANY...............................         Delaware
Subsidiary companies:
  Consolidated Natural Gas Service Company, Inc................         Delaware                        100%
  CNG Transmission Corporation.................................         Delaware                        100%
    CNG Iroquois, Inc..........................................         Delaware                        100%
  The East Ohio Gas Company....................................           Ohio                          100%
  The Peoples Natural Gas Company..............................       Pennsylvania                      100%
  Virginia Natural Gas, Inc....................................         Virginia                        100%
  Hope Gas, Inc................................................       West Virginia                     100%
  West Ohio Gas Company........................................           Ohio                          100%
  CNG Producing Company........................................         Delaware                        100%
    CNG Pipeline Company.......................................           Texas                         100%
  CNG Energy Services Corporation..............................         Delaware                        100%
    CNG Main Pass Gas Gathering Corporation....................         Delaware                        100%
    CNG Oil Gathering Corporation..............................         Delaware                        100%
    CNG Products and Services, Inc.............................         Delaware                        100%
  CNG International, Inc.*.....................................         Delaware                        100%
  CNG Power Company............................................         Delaware                        100%
    CNG Bear Mountain, Inc.....................................         Delaware                        100%
    CNG Market Center Services, Inc............................         Delaware                        100%
    CNG Technologies, Inc......................................         Delaware                        100%
    Granite Road CoGen, Inc....................................           Texas                         100%
  CNG Power Services Corporation...............................         Delaware                        100%
    CNG Lakewood, Inc..........................................         Delaware                        100%
  CNG Storage Service Company..................................         Delaware                        100%
  Consolidated System LNG Company..............................         Delaware                        100%
  CNG Research Company.........................................         Delaware                        100%
  CNG Coal Company.............................................         Delaware                        100%
  CNG Financial Services, Inc..................................         Delaware                        100%

*CNG International, Inc. was incorporated on January 19, 1996.
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